Exhibit 10.30

Execution Version

IT LICENSE USAGE AGREEMENT

IT LICENSE USAGE AGREEMENT (the “Agreement”) dated as of August 4, 2020, (the “Effective Date”) between Rank Group Limited, a company organized under the laws of New Zealand (“Rank”), Graham Packaging Company Inc., a Delaware corporation, (“GPC”) and Reynolds Group Holdings Limited, a company organized under the laws of New Zealand (“RGHL”) (Rank, GPC and RGHL each a “Party” and collectively, the “Parties”).

RECITALS:

A.	The Parties are currently affiliates under common majority ownership.

B.

Certain Parties or in the case of RGHL, its direct subsidiary Reynolds Services Inc. (“RSI”) are the licensees under the IT license agreements and contractual arrangements with third party providers detailed in Schedule 1 (each a “License” and together, the “Licenses”).

C.	Affiliates of the Parties who are the licensees under the Licenses have certain usage rights under the Licenses.

D.	The Parties now wish to memorialise certain arrangements relating to usage rights and fees between Rank, RGHL and GPC in respect to such Licenses.

E.	In respect of affiliated business units which are not a party to this Agreement, the Parties acknowledge:

i.

Reynolds Consumer Products Inc. (“RCP”) and its direct and indirect subsidiaries use the Licenses pursuant to the Transition Services Agreement dated 4 February 2020 between Reynolds Group Holdings Inc. and RCP; and

ii.

Rakau Building Supplies Holdings Limited (an indirect subsidiary of Rank) and its direct and indirect subsidiaries (which own and operate the Carter Holt Harvey business) (“CHH”) also have usage rights as Affiliates of the relevant Party under each License.

F.	Services associated with such Licenses (such as SAP hosting or AT&T network management) are documented under separate agreements.

1.	Definitions

The following terms shall have the respective meanings set forth below throughout this Agreement:

“Affiliate” of a party means any entity that controls, is controlled by, or is under common control with such party. For purposes of this definition, “control” means ownership of more than 50% interest of voting securities (or equivalent) in an entity, and excluding the SAP Licenses, “control” may also mean the power to direct the management and policies of an entity.

“Agreement” means as set forth in the preamble.

“Anniversary Date” means the dates listed under “Anniversary Date” in Schedule 1 identifying the anniversary of the commencement date for each of the Microsoft License, HFM License, SAP Licenses and AT&T Contracts (as applicable).

“AT&T Contracts” has the meaning set forth in Section 5(a).

“Benefitted Affiliates” means CHH, Rank and GPC and each of their respective direct and indirect subsidiaries using the relevant License under Sections 2(a), 3(a), 4(a) and 5(a) (as applicable).

“Business Day” means any day that is not (i) a Saturday, (ii) a Sunday, or (iii) any other day on which commercial banks are authorized or required by law to be closed in Chicago, Illinois USA or Auckland, New Zealand.

“CHH” has the meaning set forth in the Recitals.

“Dispute Negotiations” has the meaning set forth in Section 7(d).

“Effective Date” has the meaning set forth in the preamble.

“Expiry Date” means the dates or description set forth under “Expiry Date” in Schedule 1 identifying the date on which each of the Microsoft License, HFM License, SAP Licenses and the AT&T Contracts expire (as applicable).

“GPC” has the meaning set forth in the preamble.

“HFM License” has the meaning set forth in Section 3(a).

“Invoiced Party” or “Invoiced Parties” have the meaning set forth in Section 7(a).

“Invoicing Date” means the date or description set forth under the “Invoicing Date” column in Schedule 1 identifying the date on which the annual license fee is charged for each of the Microsoft License, HFM License and SAP Licenses and the billing period for the AT&T Contracts (as applicable).

“Law” means a law, statute, order, ordinance, rule, regulation, judgment, injunction, order, or decree.

“License” or “Licenses” has the meaning set forth in the Recitals.

“Licensee” means each of Rank or RSI (as applicable) contracting with the third party IT services and software providers under the Licenses as set out in Schedule 1.

“Microsoft License” has the meaning set forth in Section 2(a).

“Party” and “Parties” have the meaning set forth in the preamble.

“Rank” has the meaning set forth in the preamble.

“Rank Group” has the meaning set forth in Section 6(g).

“RCP” has the meaning set forth in the Recitals.

“RGHL” has the meaning set forth in the preamble.

“RSI” has the meaning set out in the Recitals.

“Sale and Services Taxes” has the meaning set forth in Section 7(a).

“SAP Licenses” has the meaning set forth in Section 4(a).

“Tax” means any federal, state, local or foreign income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, environmental (including taxes under section 59A of the Code), real property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers’ compensation, withholding, estimated or other similar tax, duty, fee, assessment or other governmental charge or deficiencies thereof (including all interest and penalties thereon and additions thereto).

2.	Microsoft

a)

As of the Effective Date, in consideration of the pass-through fees for consumption or license maintenance relating to the License Agreements with Microsoft Corporation detailed in Schedule 1 (the “Microsoft License”) and subject to the “Licensees and Benefitted Affiliates Obligations” at Section 6, Parties acknowledge and confirm that Rank (as the Licensee) shall enable the use of the Microsoft License by its Affiliates including RGHL, GPC and CHH and their respective direct and indirect subsidiaries until the earlier of:

i.	the date on which the Microsoft License terminates or expires;

ii.

the date on which any of RGHL, GPC, CHH or their respective direct and indirect subsidiaries on the one hand, and Rank on the other, cease to be Affiliates (such that only the relevant entity which has ceased to be an Affiliate of Rank shall no longer have the use of the Microsoft License); and

iii.

the effective date on which any of RGHL, GPC or CHH on the one hand, or Rank on the other terminates these arrangements by written notice no later than 6 months’ prior to the next Anniversary Date of the Microsoft License to the other of its intention to terminate the arrangements set out in this Section 2 with respect to its own use of the Microsoft License in the case of RGHL, GPC or CHH, or otherwise with respect to this Microsoft License arrangement in the case of Rank. Termination under this provision shall be effective on the next Anniversary Date of the Microsoft License immediately following the notice of termination.

b)	Parties agree:

i.	RGHL shall procure RSI (as the manager of the Microsoft License arrangements on behalf of Rank) to:

(1)	pay the annual license fee for the Microsoft License within 30 days of its relevant Invoicing Date; and

(2)

ensure the relevant pass-through cost of the Microsoft License fee is charged to each relevant Affiliate of Rank including GPC and in accordance with each Party’s and its respective direct and indirect subsidiaries’ proportionate utilization of the Microsoft License, to be repaid within 30 days of the date of invoice; and

ii.

Each of Rank and GPC agree for itself and its respective direct and indirect subsidiaries to pay and reimburse RSI its respective portion of the Microsoft License fee within 30 days of its relevant Invoicing Date.

3.	HFM (Oracle Hyperion)

a)

As of the Effective Date, in consideration of the pass-through fees for consumption or license maintenance relating to the License Agreements with Oracle New Zealand detailed in Schedule 1 (the “HFM License”), and subject to the “Licensees and Benefitted Affiliates Obligations” at Section 6, Parties acknowledge and confirm Rank (as Licensee) shall enable the use of the HFM License by its Affiliates including RGHL, GPC and their respective direct and indirect subsidiaries until the earlier of:

i.	the date on which the HFM License terminates;

ii.

the date on which any of RGHL, GPC or their respective direct and indirect subsidiaries on the one hand, and Rank on the other, cease to be Affiliates (such that only the relevant entity which has ceased to be an affiliate of Rank shall no longer have the use of the HFM License; and

iii.

the effective date on which any of RGHL or GPC on the one hand, or Rank on the other, terminates these arrangements by no less than 6 months’ prior written notice to the other of its intention to terminate the arrangements set out in this Section 3 with respect to its own use of the HFM License in the case of RGHL or GPC, or otherwise with respect to this HFM License arrangement in the case of Rank. Termination under this provision shall be effective on the next Anniversary Date of the HFM License immediately following the notice of termination.

b)	Parties agree:

i.	Rank as Licensee of the HFM License shall pay the annual license fee within 30 days of its relevant Invoicing Date;

ii.

Rank shall procure the relevant pass-through cost of the HFM License fee is charged to each of RGHL, and GPC in accordance with each Party’s and its respective direct and indirect subsidiaries’ proportionate utilization of the HFM License, to be repaid within 30 days of the date of invoice;

iii.	RGHL shall procure that RSI shall pay or reimburse Rank in respect of RGHL’s portion of the HFM License fee within 30 days of its relevant Invoicing Date; and

iv.	GPC agrees for itself and its direct and indirect subsidiaries to reimburse Rank in respect of GPC’s portion of the HFM License fee within 30 days of its relevant Invoicing Date.

4.	SAP

a)

As of the Effective Date, in consideration of the pass-through fees for consumption or license maintenance relating to the License Agreements with SAP America, Inc. detailed in Schedule 1 (the “SAP Licenses”), and subject to the “Licensees and Benefitted Affiliates Obligations” at Section 6, RGHL shall procure that RSI (as Licensee) enables the use of the SAP Licenses by its Affiliates including Rank, GPC, CHH and their respective direct and indirect subsidiaries until the earlier of:

i.	the date on which the SAP Licenses terminate;

ii.

the date on which any of Rank, GPC, CHH or their direct and indirect subsidiaries cease to be Affiliates of RSI, (such that only the relevant entity which has ceased to be an Affiliate of RSI shall no longer have the use of the SAP Licenses); and

iii.

the effective date on which any of Rank, GPC, or CHH on the one hand, or RGHL on the other, terminates these arrangements by no less than 6 months’ prior written notice to the other of its intention to terminate the arrangements set out in this Section 4 with respect to its own use of the HFM License in the case of Rank, GPC or CHH, or otherwise with respect to this SAP License arrangement in the case of RGHL. Termination under this provision shall be effective on the next Anniversary Date of the SAP Licenses immediately following the notice of termination.

b)	Parties agree RGHL shall procure:

i.	the annual license fee for the SAP Licenses is paid within 30 days of its relevant Invoicing Date; and

ii.

the relevant pass-through cost of the SAP Licenses is charged to each of Rank, CHH and GPC in accordance with each Party’s and its respective direct and indirect subsidiaries’ proportionate utilization of the SAP Licenses, to be repaid within 30 days of the date of invoice.

c)	Each of Rank and GPC agree for itself and its subsidiaries to pay its respective portion of the SAP License fee within 30 days of its relevant Invoicing Date.

5.	AT&T

a)

As of the Effective Date, in consideration for the pass-through fees for consumption relating to the group of contracts with AT&T Global Network Services International detailed in Schedule 1 (the “AT&T Contracts”), and subject to the “Licensees and Benefitted Affiliates Obligations” at Section 6, RGHL shall procure that RSI (as Licensee) enables the use of the AT&T Contracts for its Affiliates including GPC and its direct and indirect subsidiaries until the earlier of:

i.

the date on which the AT&T Contracts terminate or expire (such that where contractual arrangements under the AT&T Contracts in respect of services provided to a particular location owned or leased by GPC or its Affiliates have expired or terminated, then only such location shall no longer have the use of the AT&T Contracts);

ii.

the date on which GPC or its direct and indirect subsidiaries cease to be Affiliates of RSI (such that where a direct or indirect subsidiary of GPC ceases to be an Affiliate of RSI, only such entity shall no longer have the use of the AT&T Contracts); and

iii.

the effective date on which either RGHL or GPC terminates all arrangements between the Parties in respect of the AT&T Contracts by giving no less than 6 months’ prior written notice to the other of its intention to terminate the arrangements set out in this Section 5. Termination under this provision shall be effective on the next Anniversary Date of the AT&T Contracts immediately following the notice of termination.

b)

GPC may vary the services provided under the AT&T Contracts to particular locations owned or leased by GPC or its Affiliates (including terminating contractual arrangements under the AT&T Contracts relating to such locations) by giving no less than 1 months’ prior written notice to RSI.

c)	Parties agree:

i.	RGHL shall procure:

(1)	the monthly fees and charges incurred under the AT&T Contracts are paid as they become due and payable; and

(2)

the relevant pass-through cost of the AT&T Contracts is charged to GPC in accordance with its and its direct and indirect subsidiaries’ usage of services under the AT&T Contracts, to be repaid within 30 days of the date of invoice; and

ii.	GPC agrees for itself and its subsidiaries to pay its respective portion of the AT&T fees and charges within 30 days of its relevant Invoicing Date.

6.	Licensees and Benefitted Affiliates Obligations

a)	All Licensees and Benefitted Affiliates using the Licenses shall comply with the terms of the relevant License.

b)	All Benefitted Affiliates shall comply with License usage numbers or restrictions (as applicable) as notified by the relevant Licensee to the Benefitted Affiliates.

c)	Use of the relevant License by a Benefitted Affiliate is subject to the Licensee being permitted to allow such use of the relevant License.

d)	Each Licensee shall notify their Benefitted Affiliates as soon as reasonably practicable in the event:

i.	the licensor under the relevant License issues a notice of breach or intention to terminate the License;

ii.

the Licensee of a License receives a notice to audit the License from the licensor, and in such case any Benefitted Affiliates of the License being audited shall cooperate with all requests from the Licensee in connection with the audit;

iii.

the licensor under the relevant License or the Licensee to the relevant License varies the terms of the License in a manner which would adversely affect the Benefitted Affiliates’ current use of the License; or

iv.	there is a material increase in fees or usage costs for any of the Licenses.

e)	Prior to:

i.	the Expiry Date of the Microsoft License;

ii.	the Expiry Date of the AT&T Contracts; or

iii.	the termination by Rank or RGHL (via RSI) as Licensee of any License

the Licensee of the relevant License shall use reasonable endeavors to consult all Parties using the relevant License in order to review the licensing/ contract structure and determine the best course of action.

f)	In the event that:

i.	a License terminates or expires; or

ii.	a Benefitted Affiliate is sold, or sells some or all of its subsidiaries, or all or part of its business;

then upon request, each relevant Licensee shall use reasonable endeavors to obtain transitional license usage rights or to transfer a portion of the License (where permissible and reasonably practicable to do so) at the requesting entity’s cost to such Benefitted Affiliate.

g)

In the event RGHL (or RSI) ceases to be controlled, directly or indirectly, by one or more members of the “Rank Group” (meaning Mr Graeme Hart and all entities controlled directly or indirectly by Mr Graeme Hart and “control” for the purposes of this provision means over 50% direct or indirect share ownership), or where RGHL ceases to be an Affiliate of Rank Group, thereby no longer permitting the use of such License by affiliates of RGHL, then RGHL shall procure that RSI will handover relevant records and use best endeavors to instruct Rank and its affiliates on the License pass-through process, methodology and invoicing arrangements.

7.	Taxes and Invoice Disputes

a)	Sales Tax, Etc

Each of the Licensees (and including for the avoidance of doubt RSI invoicing as manager of the Microsoft License arrangements on behalf of Rank) shall be entitled to invoice and collect from each of RGHL, CHH, Rank and GPC and their Affiliates using a License in accordance with Sections 2(a), 3(a), 4(a) and 5(a) (as applicable) (an “Invoiced Party” and together the “Invoiced Parties”) any additional amounts required for state, local and foreign sales Tax, value added Tax, goods and services Tax or similar Tax with respect to the provision of the Services hereunder, as applicable (“Sale and Services Taxes”). Notwithstanding the previous sentence, if any Invoiced Party is exempt from liability for such Sale and Services Taxes, it shall provide the Licensees with a certificate (or other proof) evidencing an exemption from liability for such Sale and Services Taxes. Licensees shall be responsible for any losses (including any deficiency, interest and penalties) imposed as a result of a failure to timely remit such Sale and Services Taxes to the applicable tax authority to the extent the relevant Invoiced Party timely remits such Sale and Services Taxes to the Licensees, or Licensees’ failure to do so results from Licensees’ failure to timely charge or invoice such Sale and Services Taxes. An Invoiced Party shall be entitled to any refund of any such Sale and Services Taxes paid in excess of liability as determined at a later date. Licensees shall promptly notify the relevant Invoiced Parties of any deficiency claim or similar notice by a tax authority with respect to Sale and Services Taxes payable hereunder, and of any pending audit or other proceeding that could lead to the imposition of Sales and Services Taxes payable hereunder.

b)	No Offset

All Invoiced Parties shall not withhold any payments due under this Agreement in order to offset payments due (or to become due) to an Invoiced Party pursuant to this Agreement unless such withholding is mutually agreed to by the Invoiced Party and the relevant Licensee in writing or is provided for in the final ruling of a court. Any required adjustment to payments due hereunder will be made as a subsequent invoice.

c)	Invoice Disputes

In the event of an invoice dispute, Invoiced Parties shall deliver a written statement to the invoicing Licensee (or RSI invoicing as manager of the Microsoft License arrangements on behalf of Rank) in accordance with the terms of this Agreement no later than the date payment is due on the disputed invoice listing all disputed items and providing a reasonably detailed description of each disputed item. Amounts not so disputed shall be deemed accepted and shall be paid, notwithstanding disputes on other items, within the periods set forth in this Agreement. The parties shall seek to resolve all such disputes expeditiously and in good faith. Benefitted Affiliates may continue using the relevant License in accordance with this Agreement pending resolution of any dispute.

d)	Dispute Resolution

In the event a dispute arises between the Parties under this Agreement, telephonic negotiations shall be conducted between the Parties’ respective representatives within ten (10) days following a written request from any Party (“Dispute Negotiations”). If Parties representatives are unable to resolve the dispute within ten (10) days after the Parties have commenced Dispute Negotiations, then any Party to the Dispute Negotiation, may by written request to the other Party/ Parties request that such dispute be referred for resolution to the respective presidents (or similar position) of the divisions implicated by the matter for the Parties, or more senior executive of a Party if such Party so designates, which presidents (or other executives) will have fifteen (15) days to resolve such dispute. If the presidents of the relevant divisions (or other executives) for each Party do not agree to a resolution of such dispute within fifteen (15) days after the reference of the matter to them, or if the dispute is not otherwise resolved in a friendly manner as set forth in this Section 7(d) then any unresolved dispute may be resolved pursuant to Section 10(d).

e)

Audit. At the request of an Invoiced Party, the invoicing Licensee (or RSI invoicing as manager of the Microsoft License arrangements on behalf of Rank) shall provide reasonable access to the invoicing Licensee’s (or RSI invoicing as manager of the Microsoft License arrangements on behalf of Rank) applicable records with respect to the amount charged in connection with any License so that the Invoiced Party may confirm that the pass-through costs incurred by the Licensee or RSI invoicing as manager of the Microsoft License arrangements on behalf of Rank. In the event an Invoiced Party believes that the amount charged to such party materially exceeds the pass-through costs actually incurred by the relevant Licensee (or RSI invoicing as manager of the Microsoft License arrangements on behalf of Rank), parties shall review such matter in good faith.

8.	Term and Termination

a)	Termination of Agreement

This Agreement shall commence on the Effective Date and terminate on the date all arrangements between Parties in respect of all Licenses under this Agreement cease to be in effect.

b)	Survival

The following Sections shall survive the termination or expiration of this Agreement, including the rights and obligations of each Party thereunder: Section 1; Section 2(a)(iii); Section 2(b); Section 3(a)(iii); Section 3(b); Section 4(a)(iii); Section 4(b); Section 5(a)(iii); Section 5(b); Section 5(c); Section 6; Section 7; Section 8; Section 9 and Section 10.

9.	Limitation of Liability

a)	Disclaimer

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, (A) NO PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, AS APPLICABLE, PROVIDED HEREUNDER, AND ALL SUCH LICENSE USAGE RIGHTS, LICENSES OR SERVICES, AS APPLICABLE, ARE PROVIDED ON AN “AS IS” BASIS AND (B) EACH PARTY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

b)	Limitations

i.

IN NO EVENT SHALL ANY PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR LOST PROFITS OR LOST REVENUES THAT THE OTHER PARTY MAY INCUR BY REASON OF ITS HAVING ENTERED INTO OR RELIED UPON THIS AGREEMENT, OR IN CONNECTION WITH ANY OF THE LICENSE USAGE RIGHTS, LICENSES OR SERVICES PROVIDED HEREUNDER OR THE FAILURE THEREOF, REGARDLESS OF THE FORM OF ACTION IN WHICH SUCH DAMAGES ARE ASSERTED, WHETHER IN CONTRACT OR TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF THE SAME OTHER THAN TO THE EXTENT AWARDED IN A THIRD PARTY CLAIM.

ii.

IN NO EVENT SHALL A PARTY’S LIABILITY IN RELATION TO THE LICENSE USAGE RIGHTS, LICENSES OR SERVICES PROVIDED UNDER THIS AGREEMENT EXCEED THE FEES PAID TO IT UNDER THIS AGREEMENT FOR THE SPECIFIC SERVICE THAT RESULTED IN THE LOSS.

10.	Miscellaneous

(a)	Notices

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by delivery in person, via email (followed by overnight courier), or by registered or certified mail (postage prepaid, return receipt requested) to the other Parties hereto as follows:

if to GPC,

Graham Packaging Company Inc.

700 Indian Springs Drive, Suite 100,

Lancaster PA 17601-1266,

United States

Attention:     Wayne Anderson (CIO)

Email:          Wayne.Anderson@grahampackaging.com

if to Rank,

Rank Group Limited

Level Nine

148 Quay Street

P.O. Box 3515

Auckland, New Zealand

Attention:     Pat O’Connell (CIO)

Email:          Pat.OConnell@rankgroup.co.nz

if to RGHL,

c/o Reynolds Group Holdings Inc.

1900 W. Field Court

Lake Forest IL 6004,

United States

Attention:     Chuck Whittington (CIO)

Email:          cwhittington@pactiv.com

or such other address or email as such party may hereafter specify for the purpose by notice to the other Party hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt. Notwithstanding the foregoing, normal business communications with respect to the Services may be given by the Parties by whatever means are usual and appropriate for such types of communications.

(b)	Entire Agreement

This Agreement, including all Schedules, constitute the sole and entire agreement and supersede all prior agreements, understandings and representations, both written and oral, between the Parties with respect to the subject matter hereof.

(c)	Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies

No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. Neither the waiver by any of the Parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the Parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any Party may otherwise have at law or in equity.

(d)	Governing Law

This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the Laws of the State of Illinois, without giving effect to its principles or rules of conflict of laws, to the extent such principles or rules are not mandatorily applicable by statute and would permit or require the application of the Laws of another jurisdiction.

(e)	Further Assurances

Each Party covenants and agrees that, without any additional consideration, it shall execute and deliver, or shall cause its Affiliates to execute and deliver, such documents and other papers and shall take, or shall cause its affiliates to take, such further actions as may be reasonably required to carry out the provisions of this Agreement and give effect to the transactions contemplated by this Agreement.

(f)	Assignment

No Party may assign this Agreement, or any of its rights or obligations under this Agreement (whether by operation of Law or otherwise), without the prior written consent of the other Parties; provided, that notwithstanding the foregoing, any Party may assign any or all of its rights or obligations under this Agreement without the consent of the other Parties to:

i.	its direct and indirect subsidiaries,

ii.	a purchaser of:

(1)	one or more of its direct or indirect subsidiaries that provides or uses any License under this Agreement;

(2)	all or substantially all of the business or assets of one or more of its direct or indirect subsidiaries that provides or uses any License under this Agreement; or

(3)	all or substantially all of such party’s business or assets; or

iii.

its financing sources solely for collateral purposes, in each case so long as the assignee agrees to be bound by the terms of this Agreement. Any permitted assignment shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns. Any attempted assignment of this Agreement, or the rights or obligations herein, not in accordance with the terms of this section shall be void.

(g)	Severability

If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon any such determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(h)	Interpretation

i.

The Parties acknowledge and agree that, except as specifically provided herein, they may pursue judicial remedies at law or equity in the event of a dispute with respect to the interpretation or construction of this Agreement.

ii.

This Agreement shall be interpreted and enforced in accordance with the provisions hereof without the aid of any canon, custom or rule of law requiring or suggesting constitution against the Party causing the drafting of the provision in question.

iii.	A reference to the singular of a word includes the plural, and the converse also applies and if a word or phrase is defined, its other grammatical forms have a corresponding meaning.

iv.

A reference to an agreement or document (including a reference to this Agreement) is to the agreement or document as amended, supplemented, novated or replaced, except to the extent prohibited by this Agreement or that other agreement or document.

v.

A reference to a party to this Agreement or another agreement or document includes the party’s successors, permitted substitutes and permitted assigns (and, where applicable, the party’s legal personal representatives).

(i)	No Third-Party Beneficiaries

Nothing in this Agreement is intended or shall be construed to give any person, other than the Parties hereto, their successors and permitted novates, transferees and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

(j)	Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by emailed scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Rank Group Limited

By:	/s/ Greg Cole
Name:	Greg Cole
Title:	Director

Graham Packaging Company Inc.

By:	/s/ Tracee Auld
Name:	Tracee Auld
Title:	Vice President

Reynolds Group Holdings Limited

By:	/s/ Joseph Doyle
Name:	Joseph Doyle
Title:	Authorized Signatory

SCHEDULE 1 – Licenses

License/ contracts	Invoicing Date	Anniversary Date	Expiry Date

HFM License Agreement Various HFM (Oracle Hyperion) License Agreements between Rank (as licensee) and Oracle New Zealand entered into by the parties from time to time (as amended).	1 July	1 July	In perpetuity, unless terminated.

Microsoft License Agreement Microsoft License Agreements dated 1 June 2020 (as amended) between Rank (as licensee) and Microsoft Corporation.	1 June	1 June	31 May 2023 (as varied from time to time in the event the License term is renewed or extended).

SAP Licenses Various SAP License Agreements between RSI (as licensee) and SAP America, Inc. entered into by the parties from time to time (as amended).	1 January	1 January	In perpetuity, unless terminated.

AT&T Contracts Group of contracts dated on and around 30 June 2020 between RSI and AT&T Global Network Services International (as amended).	Invoiced monthly based on usage.	30 June	30 June 2023 (as varied from time to time in the event the License term is renewed or extended).